UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report:  March 5, 2007

                                    VYTA CORP
                                    ---------
             (Exact name of registrant as specified in its charter)

            Nevada                  33-19598-D                84-0992908
-----------------------------    ---------------    ----------------------------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)         Identification Number)

               370 17th Street, Suite 3640,Denver, Colorado 80202
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (303) 592-1010
                                 --------------
               Registrant's telephone number, including area code

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         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] P re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On March 2, 2007 (the "Issue Date"), in a private placement transaction, exempt from registration under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder, Vyta Corp (the "Company") issued to Arizcan Properties, Ltd. ("Arizcan") a total of 500,000 shares of its newly designated Series A Nonconvertible Preferred Stock (the "Series A Nonconvertible Preferred Stock"), par value $0.0001 per share for a total purchase price of $500,000, in cash. The Series A Preferred Stock was paid for in full on the Issue Date.

     The terms of the Series A Nonconvertible Preferred Stock, including but not limited to its rights and preferences, are as set forth in the Certificate of Designation of Series A Nonconvertible Preferred Stock attached as an exhibit to this report, and is incorporated by reference herein. The shares are not convertible into the Company's common stock. The Company does have a right to redeem the Series A Nonconvertible Preferred Stock 10 years after the Issue Date.

     In addition, to the purchase of the Series A Nonconvertible Preferred Stock, Arizcan purchased a warrant exercisable for 6,000,000 shares of the Company's common stock (the "Warrant"). The Warrant was purchased for cash of $251,900, and was fully paid for on the Issue Date. The Warrant has an exercise price of $0.50 per share and provides for a cashless exercise. The Warrant has a term of 5 years and will expire on March 2, 2012.

ITEM  5.01  CHANGES  IN  CONTROL  OF  REGISTRANT

     The information provided in Item 3.02 of this Current Report is incorporated herein by reference. As a result of the issuance of the Series A Nonconvertible Preferred Stock to Arizcan, as described in response to Item 3.02 of this Report, a change in control of the Company has occurred.

     The Series A Nonconvertible Preferred Stock votes as a single class with the Common Stock of the Company, with the shares of Series A Nonconvertible Preferred stock, as a class, having the votes and the voting power that at all times is greater by 1% than the combined votes and voting power of all other classes of securities entitled to vote on any matter. As a result, as of the Issue Date, Arizcan acquired approximately 51% of the voting power of the Company. Prior to the Issue Date, Arizcan held approximately 7,662,631 shares of the Company's common stock. On a fully diluted basis, Arizcan would have approximately, 89% of the voting power of the Company as of the Issue Date. Arizcan is wholly owned by Triumphant Partners, LLC, a Colorado limited liability company that is owned by Stan Richards.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (C) EXHIBITS The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of
Item  601  of  Regulation  S-B.

EXHIBIT NO.                        DESCRIPTION

     4.01      Certificate of Designation of Series A Nonconvertible Preferred
               Stock*

____________________
*Filed herewith


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        VYTA  CORP

                                        By: /s/ Paul H. Metzinger
                                           -------------------------------------
                                            Paul H. Metzinger, President and
                                            Chief Executive Officer


                                        Date:  March 6, 2007